                                                                     EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Mercury Asset Management Master Trust:

We consent to the use in this Registration Statement of our report dated October 9, 1998 appearing in Part B of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Princeton, New Jersey
October 9, 1998